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                                                                  Exhibit 99.9



                         Consent of Proposed Director

        I, Robert C. Pohlad, Chairman and Chief Executive Officer of PepsiAmericas, Inc., hereby consent to the reference to my name in the Registration Statement of Whitman Corporation on Form S-4 as a Proposed Director and to any other such references in the form and context in which they are included.

Dated:  September 20, 2000


                                            By: /s/  Robert C. Pohlad
                                               -----------------------------
                                               Robert C. Pohlad